    As filed with the Securities and Exchange Commission on October 11, 1996.
                                                Registration No. _______________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  SIMULA, INC.
             (Exact name of registrant as specified in its charter)

             ARIZONA                                      86-0320129
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)


                             ----------------------

                      2700 NORTH CENTRAL AVENUE, SUITE 1000
                     PHOENIX, ARIZONA 85004, (602) 631-4005
    (Address and telephone number of registrant's principal executive office)

                             ----------------------

                                  SIMULA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                             BRADLEY P. FORST, ESQ.
                                  SIMULA, INC.
                      2700 NORTH CENTRAL AVENUE, SUITE 1000
                             PHOENIX, ARIZONA 85004

                                 (602) 631-4005
           (Name, address, and telephone number of agent for service)


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
        TITLE OF                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
    SECURITIES TO BE        AMOUNT TO BE          OFFERING PRICE             AGGREGATE              AMOUNT OF
       REGISTERED            REGISTERED            PER UNIT(1)           OFFERING PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par     400,000 shares         See (1) below              $5,450,000             $1,879.16
    value per share
=================================================================================================================

(1) The price is calculated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 400,000, the number of shares authorized to be issued under the Plan by $13.625 per share, which represents the average of the high and low price of the Registrant's Common Stock as quoted on the New York Stock Exchange on October 9, 1996.

================================================================================

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Simula, Inc. (the "Company") are incorporated herein by reference:

         (i) The Company's definitive Proxy dated May 13, 1996, utilized in connection with the Company's Annual Meeting of Shareholders held on June 20, 1996.

         (ii) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         (v) The description of the Company's Common Stock in Item 1 of the Company's Registration Statement on Form 8-A dated March 26, 1992.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 139(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities than remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3(v) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE 10 of the Articles of Incorporation of the Registrant provides as follows:

The personal liability of the directors to the Corporation and its shareholders for monetary damages by reason of their conduct as directors shall be limited or eliminated to the fullest extent permitted by Arizona law.

         Section 12.01 of the Bylaws of the Registrant provides as follows:

                  12.01 INDEMNIFICATION. To the full extent permitted by Arizona law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

Section 10-202(B)(1) and Chapter 8, Article 5 (Section 10-850 et seq.) of the General Corporation Law of Arizona, as amended, apply to registrant and provide as follows:

         Section 10-202(B).   The articles of incorporation shall set forth:

         1. If elected by the incorporators, a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for any of the following:

                  (a) The amount of any financial benefit received by a director to which the director is not entitled.

                  (b) An intentional infliction of harm on the corporation or the shareholders.

                  (c)    A violation of Section 10-833.

                  (d)    An intentional violation of criminal law.

         As indicated above, the Registrant has included in its Articles of Incorporation a provision limiting director liability in accordance with the statute.

Chapter 8 -- Directors and Officers, Article 5 -- Indemnification.

Section 10-850.   Definitions

         1. "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased on consummation of the transaction.

         2. "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. Director includes the estate or personal representative of a director.

         3. "Expenses" includes attorney fees and all other costs and expenses reasonably related to a proceeding.

         4. "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and includes obligations and expenses than have not yet been paid by the indemnified person but that have been or may be incurred.

         5. "Official capacity" means, if used with respect to a director, the office of director in a corporation and, if used with respect to an individual other than a director, as contemplated in Section 10-856, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

         6. "Outside director" means a director who, when serving as a director, was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation.

         7. "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

         8. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 10-851.   Authority to indemnify

A.       Except as provided in subsection D of this section and in
         Section 10-854, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist:

         1.       The individual's conduct was in good faith

         2.       The individual reasonably believed:

                  (a) In the case of conduct in an official capacity with the corporation, that the conduct was in its best interests.

                  (b) In all other cases, that the conduct was at least not opposed to its best interests.

         3. In the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful

B. A director's conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subsection A, paragraph 2, subdivision (a) of this section.

C. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section.

D.       A corporation may not indemnify a director under this section either:

         1. In connection with a proceeding by or in the right of corporation in which the director was adjudged liable to the corporation.

         2. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

E. Indemnification permitted under this section in connection with a proceeding by or in right of the corporation is limited to reasonable expenses incurred during the proceeding.

Section 10-852.   Mandatory indemnification

A. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

B. Unless limited by its articles of incorporation,Section 10-851, subsection D or subsection C of this section, a corporation shall indemnify an outside director against liability. Unless limited by its articles of incorporation or subsection C of this section, a corporation shall pay an outside director's expenses in advance of a final disposition of the proceeding, if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851, subsection A and the director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. The undertaking required by this subsection is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

C. A corporation shall not provide the indemnification or advance payment of expenses described in subsection B if this section if a court of competent jurisdiction has determined before payment that the outside director failed to meet the standards described in Section 10-851, subsection A, and a court of competent jurisdiction does not otherwise authorize payment of indemnification or expenses under subsection B of this section for more than sixty days after a request is made unless ordered to do so by a court of competent jurisdiction.

Section 10-853.   Advance for expenses

A. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the following conditions exist:

         1. The director furnishes the corporation with a written affirmation of the director's good faith belief that the director met the standard of conduct described in Section 10-851.

         2. The director furnishes the corporation with a written undertaking executed personally, or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

         3. A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

B. The undertaking required by subsection A, paragraph 2 of this section is an unlimited general obligation of the director but need not be secured and shall be accepted without reference to the director's financial ability to make repayment.

C. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 10-855.

D. This section does not apply to the advancement of expenses to or for the benefit of an outside director. Advances to outside directors shall be made pursuant to Section 10-852.

Section 10-854.   Court ordered indemnification

         Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving notice the court considers necessary may order indemnification if it determines either:

         1. The director is entitled to mandatory indemnification under
Section 10-852, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification.

         2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 10-851 or was adjudged liable as described in Section 10-851, subsection D, but if the director was adjudged liable under Section 10-851, subsection D, indemnification is limited to reasonable expenses incurred.

Section 10-855.   Determination and authorization of indemnification

A. A corporation may not indemnify a director under Section 10-851 unless authorized in the specific case after determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in
         Section 10-851.

B.       The determination shall be made either:

         1. By the board of directors by a majority vote of the directors not at the time parties to the proceeding.

         2. By special legal counsel:

                  (a) Selected by majority vote of the disinterested directors.

                  (b) If there are no disinterested directors, selected by majority vote of the board.

         3. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

C. Neither special legal counsel nor any shareholder has any liability whatsoever for the determination made pursuant to this section. In voting pursuant to subsection B of this section, directors shall discharge their duty in accordance with Section 10-830.

D. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection B, paragraph 2 of this section to select counsel.

Section 10-856.   Indemnification of officers, employees and agents

         Unless a corporation's articles of incorporation provide otherwise:

         1. An officer of the corporation who is not a director is entitled to mandatory indemnification against liability under Section 10-852 and is entitled to apply for court ordered indemnification against liability under
Section 10-854, in each case to the same extent as a director.

         2. The corporation may indemnify against liability and advance expenses under this article to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

         3. A corporation may also indemnify against liability and advance expenses to an officer, employee or agent to the extent, consistent with public policy, that indemnification may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract, provided that if the officer, employee or agent is also a director, indemnification against liability arising from serving as a director is limited to the other provisions of chapters 1 through 17 of this title.

Section 10-857.   Insurance

         A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 10-851 or Section 10-852.

Section 10-858.   Application of article

A. A provision that treats a corporation's indemnification of or advance for expenses to directors and that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors or a contract or otherwise is valid only if and to the extent the provision is consistent with this article. If the articles of incorporation limit indemnification or advances for expenses, indemnification and advances for expenses are valid only to the extent consistent with the articles.

B. This article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are included pursuant to Regulation S-K.

   No.                        Description                          Reference
   ---                        -----------                          ---------

  4.2      Indenture (including Cross-Reference Sheet
           to Trust Indenture Act), as amended.................        (4)

 *5.1      Opinion of Counsel..................................

*10.26     Simula, Inc. Employee Stock Purchase Plan...........

  24.      Powers of Attorney..................................        (10)

---------------------


*     Filed herewith

(4) Filed with Registration Statement on Form SB-2, No. 33-61028 under the Securities Act of 1933, effective December 10, 1993.

(10)  Filed with Report on Form 10-K for the year ended December 31, 1995.

ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona on October 11, 1996.

                                          SIMULA, INC.

                                          By  /s/  DONALD W. TOWNSEND
                                              -----------------------------
                                              Donald W. Townsend, President

    Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE AND TITLE                          DATE
                  -------------------                          ----


/s/  DONALD W. TOWNSEND                                   October 11, 1996
------------------------------------------------------
     Donald W. Townsend, President, Chief Operating
                Officer, and Director

/s/ BRADLEY P. FORST                                      October 11, 1996
------------------------------------------------------
    Bradley P. Forst, Vice President, General Counsel,
                 Secretary and Director

/s/ SEAN K. NOLEN                                          October 11, 1996
------------------------------------------------------
    Sean K. Nolen, Vice President, Treasurer, Chief
           Financial Officer, and Director

                         *
          Stanley P. Desjardins, Chairman

                         *
            James C. Withers, Director

                         *
            Robert D. Olliver, Director

                         *
             Scott E. Miller, Director

                         *
                 Ian Grant, Director

*By:  /s/  BRADLEY P. FORST                                October 11, 1996
      ------------------------------------------------
      Bradley P. Forst,
      Attorney-in-Fact

                                   EXHIBIT 5.1

                                October 11, 1996

Board of Directors
Simula, Inc.
2700 North Central Avenue
Suite 1000
Phoenix, Arizona 85004

    Re:   Registration Statement on Form S-8 - 400,000 Shares of Common Stock

Gentlemen:

    As Vice President and General Counsel of Simula, Inc. ("Company"), I have reviewed the above-captioned Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which the Company has filed with the Securities and Exchange Commission with respect to the offer and sale of up of 400,000 shares of Common Stock by the Company pursuant to the Company's Employee Stock Purchase Plan (the "Securities").

    I have examined the Company's Articles of Incorporation, as amended and restated, bylaws, minutes of the Company's Board of Directors meetings, the Plan, and such other records and documents as I have deemed relevant for purposes of rendering this opinion. Based upon the foregoing, I am of the opinion that the Securities, when issued and sold as set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                                       Very truly yours,

                                       SIMULA, INC.

                                       /s/ Bradley P. Forst
                                       ----------------------------------
                                       Bradley P. Forst
                                       Vice President and General Counsel

BPF/rn

                                  EXHIBIT 10.26

                                  SIMULA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                     PURPOSE

         1.1 NAME. This Stock Purchase Plan shall be known as the Employee Stock Purchase Plan (the "Plan") and is dated as of June 20, 1996.

         1.2 PURPOSE. The Plan is intended to provide a method whereby employees of Simula, Inc., an Arizona corporation (the "Company"), and one or more of its Corporate Affiliates will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

         1.3 QUALIFICATION. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         1.4 DEFINITIONS. Capitalized terms used in this Agreement are defined in Article X.

                                   ARTICLE II
                                 ADMINISTRATION

         The Plan shall be administered by the Committee, which is a committee comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                   ARTICLE III
                                OFFERING PERIODS

         3.1 GENERAL. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods (each, an "Offering Period"), each to be of a duration of 24 months or less as designated by the Committee prior to the start date until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with
Article VIII. The initial Offering Period shall commence upon that date specified by the Board. After the termination of the initial Offering Period, successive Offering Periods shall commence as designated by the Committee.

         3.2 SHAREHOLDER APPROVAL. Under no circumstances shall any Offering Period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (a) the Plan shall have been approved by the Company's shareholders and (b) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange or trading market on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

         3.3 PURCHASE RIGHTS. The Participant shall be granted a separate purchase right for each Offering Period in which he/she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the Offering Period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of March and September of each year. Accordingly, each purchase right may be exercised up to two times each calendar year it remains outstanding.

         3.4 NO OBLIGATION FOR SUCCESSIVE PERIOD. The acquisition of Common Stock pursuant to this Plan for any Offering Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Offering Period.

                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

         4.1 EMPLOYEE ELIGIBILITY. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan in accordance with the following provisions:

         4.2 ELIGIBLE EMPLOYEE WITH 30 DAYS OF SERVICE ON START DATE. An individual who is an Eligible Employee with at least 30 days of Service prior to the Start Date of the Offering Period may enter that Offering Period on such Start Date, provided he/she enrolls in the Offering Period on or before such date in accordance with Section 4.4 below. That Start Date shall then become such individual's Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period.

         4.3 ELIGIBLE EMPLOYEE WITHOUT 30 DAYS OF SERVICE ON START DATE. An individual who is an Eligible Employee with less than 30 days of Service on the Start Date of any Offering Period may subsequently enter that Offering Period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee with at least thirty (30) days of Service, provided he/she enrolls in the Offering Period on or before such Semi-Annual Entry Date in accordance with Section 4.4 below. That Semi-Annual Entry Date shall then become such individual's Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should such an Eligible Employee not enter the Offering Period on the first Semi-Annual Entry Date on which he/she is eligible to join the Offering Period, then he/she may not subsequently join that particular Offering Period on any later date.

         4.4 ENROLLMENT. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and file such forms with the Committee (or its designate) on or before his/her scheduled Entry Date.

         4.5 PAYROLL DEDUCTION AMOUNT. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the gross Earnings paid to the Participant during each Semi-Annual Period of Participation within the Offering Period, up to a maximum of ten percent (10%). An Affiliate's election to participate in any Semi-Annual Period of Participation shall be irrevocable with respect to that Semi-Annual Period of Participation. The deduction rate so authorized shall continue in effect for the remainder of the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

         4.6 CHANGES DURING PERIOD. Any Participant other than an Affiliate may, at any time during a Semi-Annual Period of Participation, increase or reduce his/her rate of payroll deduction. Such increase or reduction shall become effective as soon as possible after filing of the requisite change form with the Committee (or its designate), but the Participant may not effect more than one such change during the same Semi-Annual Period of Participation.

         4.7 CHANGES FOR SUBSEQUENT PERIODS. Any Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the Offering Period, increase or decrease the rate of his/her payroll deduction by filing the appropriate form with the Committee (or its designate). The new rate shall become effective as of the first date of the first Semi-Annual Period of Participation following the filing of such form.

         4.8 TERMINATION OF PAYROLL DEDUCTIONS. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Article VI below.

                                    ARTICLE V
                              STOCK SUBJECT TO PLAN

         5.1 SHARES AVAILABLE. Subject to adjustment under Section 5.2 below, 400,000 shares are reserved for issuance pursuant to the Plan. The Common Stock purchasable under the Plan shall, solely in the discretion of the Committee, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

         5.2 ADJUSTMENTS. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Committee to (a) the class and maximum number of securities issuable over the term of the Plan, (b) the class and maximum number of securities purchasable per Participant during any one Semi-Annual Period of Participation, and (c) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

                                   ARTICLE VI
                                 PURCHASE RIGHTS

         6.1 PURCHASE RIGHT. An Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such Offering Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Committee may deem advisable.

         6.2 PURCHASE PRICE. Common Stock shall be issuable at the end of each Semi-Annual Period of Participation within the Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (a) the fair market value per share on the Participant's Entry Date into that Offering Period or (b) the fair market value per share on the Semi-Annual Purchase Date on which such Semi-Annual Period of Participation ends. However, for each Participant whose Entry Date is other than the Start Date of the Offering Period, the clause (a) amount shall in no event be less than the fair market value of the Common Stock on the Start Date of that Offering Period.

         6.3 CALCULATION OF FAIR MARKET VALUE OF COMMON STOCK. The fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                  (b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (c) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

         6.4 NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant for each Semi-Annual Period of Participation during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that Semi-Annual Period of Participation by the purchase price in effect for such period. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

         6.5 PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first full payroll period beginning with or immediately following the Participant's Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

         6.6 TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                  (a) A Participant other than an Affiliate may, at any time prior to the last five business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

                  (b) Any Participant may, at any time prior to the end of any Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan for the following Semi-Annual Period of Participation by filing the prescribed notification form with the Committee (or its designate).

                  (c) The termination by a Participant of his/her purchase rights under either Section 6.6(a) or (b) shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new Offering Period.

                  (d) If the Participant ceases to remain an Eligible Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate, and the payroll deductions collected from such Participant for the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, in the event the Participant's cessation of Eligible Employee status occurs by reason of his/her death or permanent disability, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

                         (i) to withdraw all of the Participant's payroll deductions for such Semi-Annual Period of Participation, or

                         (ii) to have such funds held for the purchase of shares on the Semi-Annual Purchase Date immediately following such cessation of Eligible Employee status.

                  If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

         6.7 STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semi-

Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Semi-Annual Period of Participation. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant for the Semi-Annual Period of Participation shall be promptly refunded to the Participant.

         6.8 PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

         6.9 RIGHTS AS SHAREHOLDER. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. Upon the purchase of shares, Participants' stock certificates shall be held in brokerage accounts at a nationally recognized brokerage firm to be designated by the Company.

         6.10 ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

         6.11 CHANGE IN OWNERSHIP. Should a Corporate Transaction occur during the Offering Period, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations of Articles IV, VI and VII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the Offering Period is other than the Start Date of that Offering Period, be less than the fair market value of the Common Stock on such Start Date.

         6.12 NOTICE. The Company shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VI.

                                   ARTICLE VII
                           LIMITATION ON PARTICIPATION

         7.1 GENERAL. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (a) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (b) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

         7.2 ACCRUAL OF RIGHTS. For purposes of applying the limitation set forth in Section 7.1, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                  (a) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

                  (b) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                  (c) If by reason of such limitation, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

         7.3 PRIORITY. In the event there is any conflict between the provisions of this Article VII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VII shall be controlling.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 AMENDMENTS. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Company's shareholders:

                  (a) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant during any one Semi-Annual Period of Participation, except that the Committee shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section 5.2;

                  (b) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

                  (c) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

         8.2 TERMINATION. The Company shall have the right, exercisable in the sole discretion of the Committee, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 PLAN COMMENCEMENT. The Plan shall commence upon having been approved by the shareholders of the Company. In the event such shareholder approval is not obtained, or the Plan is not commenced within 12 months after the date on which the Plan is approved by the shareholders, the Plan shall terminate and have no further force or effect.

         9.2 TERMINATION. The Plan shall terminate upon the earlier of (a) the tenth anniversary of the date of this Plan or (b) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

         9.3 COSTS. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

         9.4 NO EMPLOYMENT RIGHTS. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the

Company or any of its Corporate Affiliates for any period of specific duration, and, unless otherwise provided by contract, such person's employment may be terminated at any time, with or without cause.

         9.5 CONFLICT OF LAWS. The provisions of the Plan shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

                                    ARTICLE X
                                   DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         "AFFILIATES" mean all "officers" (as that term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934) and directors of the Company and all persons who own ten percent or more of the Company's issued and outstanding equity securities.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITTEE" means the Compensation Committee of the Board.

         "COMPANY" means Simula, Inc., an Arizona corporation, and any corporate successor to all or substantially all of the assets or voting stock of Simula, Inc., which shall by appropriate action adopt the Plan.

         "COMMON STOCK" means shares of the Company's common stock.

         "CORPORATE AFFILIATE" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424) which is incorporated in the United States, including any parent or subsidiary corporation which becomes such after the Effective Date.

         "CORPORATE TRANSACTION" means

                  (a) a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the company is incorporated),

                  (b) a sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

                  (c) a reverse merger in which the Company is the surviving corporation but in which more than 50 percent of the Company's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such merger.

         "EARNINGS" means the sum of the following items of compensation paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan: (a) regular base salary or earnings, plus
(b) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. There shall, however, be excluded from the calculation of such Earnings any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

         "EFFECTIVE DATE" means the first day of the initial Offering Period which shall commence upon that date specified by the Board. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial Offering Period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

         "ELIGIBLE EMPLOYEE" means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

         "ENTRY DATE" means the date an Eligible Employee first joins the Offering Period in effect under the Plan.

         "OFFERING PERIOD" means the designated period as specified in Section
3.1 hereof.

         "PARTICIPANT" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

         "PARTICIPATING COMPANY" means the Company, all Corporate Affiliates listed in Schedule A attached hereto, and such other Corporate Affiliates as may be designated from time to time by the Board upon its decision to extend the benefits of the Plan to its Eligible Employees.

         "SEMI-ANNUAL ENTRY DATE" means the first business day of December and June each calendar year within an Offering Period in effect under the Plan.

         "SEMI-ANNUAL PERIOD OF PARTICIPATION" means each semi-annual period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four semi-annual periods of participation within each Offering Period. Except as otherwise designated by the Committee, each semi-annual period shall be six months (except for the initial Offering Period, which may be less than six months) and shall end on the last business day of November and May, respectively.

         "SEMI-ANNUAL PURCHASE DATE" means the last business day of November and May each year on which shares of Common Stock are automatically purchased for Participants under the Plan.

         "SERVICE" means the period during which an individual performs services as an Eligible Employee and shall be measured from his or her hire date, whether that date is before or after the Effective Date of the Plan.

         "START DATE" shall mean the first date of any Offering Period.

                                            SIMULA, INC.

                                            By:  /s/ Donald W. Townsend
                                                 -----------------------------
                                                 Donald W. Townsend, President

ATTESTED BY:

      /s/ Bradley P. Forst
      ---------------------------
      Bradley P. Forst, Secretary

                                  SIMULA, INC.



                                   SCHEDULE A

             COMPANIES PARTICIPATING IN EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE



AIRLINE INTERIORS, INC.
ARTCRAFT INDUSTRIES CORP.
COACH AND CAR EQUIPMENT CORPORATION
INTAERO, INC.
INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC.
SAFETY EQUIPMENT, INC.
SEDONA SCIENTIFIC, INC.
SIMULA, INC.
SIMULA AUTOMOTIVE SAFETY DEVICES, INC.
SIMULA AUTOMOTIVE SAFETY DEVICES, LIMITED
SIMULA PROTECTIVE DEVICES, LIMITED
SIMULA GOVERNMENT PRODUCTS, INC.
VIATECH, INC.